Exhibit 1.1

UBS AG, acting through its London branch

$1,000,000,000 5.800% Fixed Rate Senior Notes due 2025

$1,500,000,000 5.650% Fixed Rate Senior Notes due 2028

$500,000,000 Floating Rate Senior Notes due 2025

UNDERWRITING AGREEMENT

__________________

September 5, 2023

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

As Representative of the several
Underwriters named in Schedule I hereto

Dear Ladies and Gentlemen:

UBS AG, a corporation organized under the laws of Switzerland (the “Company”), acting through its London branch, proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”) $1,000,000,000 aggregate principal amount of 5.800% Fixed Rate Senior Notes due 2025 (the “2025 Notes”), $1,500,000,000 aggregate principal amount of 5.650% Fixed Rate Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2025 (the “Floating Rate Notes,” and together with the 2025 Notes and the 2028 Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of an Indenture, dated as of June 12, 2015 (the “Base Indenture”), between the Company, acting through its London branch, and U.S. Bank Trust National Association, as trustee (the “Trustee”), as supplemented by (i) the Seventh Supplemental Indenture to be dated as of September 11, 2023 and entered into in connection with the 2025 Notes (the “Seventh Supplemental Indenture”), (ii) the Eighth Supplemental Indenture to be dated as of September 11, 2023 and entered into in connection with the 2028 Notes (the “Eighth Supplemental Indenture”) and (iii) the Ninth Supplemental Indenture to be dated as of September 11, 2023 and entered into in connection with the Floating Rate Notes (the “Ninth Supplemental Indenture,” and together with the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Base Indenture, the “Indenture”).

1.              Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”) in respect of the securities the Company may offer (as amended through the date of this Agreement, being herein referred to as the “Registration Statement”). Such Registration Statement has become effective. The Registration Statement contains a base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto but shall not include any free writing prospectus (as such term is used in Rule 405 under the Securities Act). Any reference to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such preliminary prospectus or the Prospectus, as the case may be. The Company also has prepared and filed (or will file) with the Commission the Issuer Free Writing Prospectuses (as defined below) set forth in Schedule II hereto. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

2.              Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company, acting through its London branch, agrees to issue and sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, acting through its London branch, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, at a price (the “Purchase Price”) equal to (i) with respect to the 2025 Notes, 99.794% of the principal amount thereof, plus accrued interest thereon, if any, from September 11, 2023 to the date of payment and delivery, (ii) with respect to the 2028 Notes, 99.646% of the principal amount thereof, plus accrued interest thereon, if any, from September 11, 2023 to the date of payment and delivery and (iii) with respect to the Floating Rate Notes, 99.80% of the principal amount thereof, plus accrued interest thereon, if any, from September 11, 2023 to the date of payment and delivery.

3.              Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the execution hereof as practicable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

4.              Delivery and Payment. The Company will deliver, or cause to be delivered, the Securities to the Representative for the account of each Underwriter free of payment by or on behalf of such Underwriter of the Purchase Price by wire transfer of immediately available funds to the account specified by the Company to the Representative at least twenty-four hours in advance, by causing the Trustee as registrar, to register the Securities in the name of Cede & Co., or such other nominee as The Depository Trust Company (“DTC”) may designate, and shall cause DTC to credit the Securities to the account of UBS Securities LLC at DTC. The time and date of such delivery and payment shall be 10:00 a.m., New York City time on September 11, 2023 (the “Closing Date”), or such other time and date as the Representative and the Company may agree upon in writing.

5.                  Agreements of the Company. The Company agrees with the Underwriters:

(a)              To file the Prospectus with the Commission pursuant to Rule 424(b) not later than the close of business of the Commission on the second business day following the execution and delivery of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

(b)              During the period beginning at the Time of Sale (as defined below) and ending on the later of the Closing Date or such date as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package (as defined below) or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement.

(c)              If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended and supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the judgment of the Company it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to paragraph (b) above), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement be declared effective) and furnish at its own expense (unless the amendment or supplement is necessary because of a statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use therein, in which case this shall be at the expense of the Underwriters) to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with the Securities Act, the Exchange Act or the Trust Indenture Act.

(d)              The Company will prepare a final term sheet for the Securities containing only a description of the Securities, in a form approved by the Representative, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(e)              The Company represents that (other than the Final Term Sheet) it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the Securities Act required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule II hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied or will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of (i) any Issuer Free Writing Prospectus included in Schedule II hereto, or (ii) a free writing prospectus which contains only (x) information describing the preliminary terms of the Securities or their offering or (y) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet.

(f)              To advise the Representative promptly and, if requested by the Representative, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package or for additional information and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, or of any objection of the Commission of the use of the Registration Statement or any post-effective amendment thereto relating to the Securities.

(g)              If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

(h)              To furnish to each Underwriter, without charge, signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to each Underwriter such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as such Underwriter may reasonably request.

(i)              During the Prospectus Delivery Period, to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j)              During the Prospectus Delivery Period, to furnish to each Underwriter and dealer as many copies of the Base Prospectus and the Prospectus (each as amended or supplemented) as such Underwriter or dealer may reasonably request.

(k)             Prior to any public offering of the Securities, to use all reasonable efforts to cooperate with the Representative and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions or foreign jurisdictions as the Representative may reasonably request, to continue such qualification in effect so long as required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification, provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not so qualified, (ii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or (iii) take any action that would subject it to service of process in suits other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

(l)              To make generally available to its security holders as soon as reasonably practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(m)          During the period beginning on the date hereof and continuing to and including the later of the Closing Date or the termination of the “restricted period”, as such term is defined under Regulation M relating to the Securities purchased hereunder, as notified to the Company by the Representative, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Securities, without the prior written consent of the Representative; provided, however, that any commercial paper issued by the Company in the ordinary course of business shall not be considered “substantially similar” to the Securities for purposes of this Section.

(n)             To apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Prospectus.

(o)             To take all reasonable action necessary to enable a “nationally recognized statistical rating organization”, as that term is defined by in Section 3(a)(62) the Exchange Act, to provide ratings for the Securities.

6.                 Representations and Warranties of the Company. The Company represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date, that:

(a)              The Company meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of the Company’s knowledge, no proceedings for such purpose are pending before or threatened by the Commission. No order preventing the use of any preliminary prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b)              (i) At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective prior to the Closing Date, neither the Registration Statement nor such amendment included or will include an untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date such amendment becomes effective or such supplement is filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof and (iv) the documents incorporated by reference in the Prospectus pursuant to Item 6 of Form F-3 under the Securities Act, at the time they were or hereafter are filed with the Commission prior to the Closing Date, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, as of the date of the Prospectus and at all times subsequent thereto up to the Closing Date, did not and will not contain an untrue statement of a material fact or did not and will not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)              The term “Disclosure Package” shall mean (i) the Base Prospectus, including the preliminary prospectus supplement dated September 5, 2023, as amended or supplemented at the Time of Sale (as defined below) and (ii)(1) with respect to the 2025 Notes, only the terms related to the 2025 Notes in the Issuer Free Writing Prospectus identified on Schedule II hereto, (2) with respect to the 2028 Notes, only the terms related to the 2028 Notes in the Issuer Free Writing Prospectus identified on Schedule II hereto and (3) with respect to the Floating Rate Notes, only the terms related to the Floating Rate Notes in the Issuer Free Writing Prospectus identified on Schedule II hereto. As of the Time of Sale, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. As used in this paragraph and elsewhere in this Agreement “Time of Sale” shall mean 3:45 p.m., New York City time, on September 5, 2023.

(d)              Each Issuer Free Writing Prospectus identified on Schedule II hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(e)              Each of the Company and each of its subsidiaries that is a “significant subsidiary” as defined in Rule 405 under the Securities Act (each a “Significant Subsidiary”) has been duly organized or incorporated under the laws of Switzerland or its respective jurisdiction of organization or incorporation, as the case may be, except to the extent that the failure to be duly organized or incorporated would not have a material adverse effect, in the context of the issue of the Securities, on the consolidated financial position and consolidated results of operations of the Company and its Significant Subsidiaries, taken as a whole (a “Material Adverse Effect”). Each of the Company and its Significant Subsidiaries is validly existing and, where such concept applies, is in good standing under the laws of its respective jurisdiction of organization or incorporation, is duly qualified to do business and in good standing in each other jurisdiction in which qualification is necessary for the ownership of its respective properties or for the conduct of its respective businesses, except in each case to the extent that the failure to be validly existing, qualified or in good standing would not have a Material Adverse Effect. The Company has the power and authority necessary to own or hold its properties, to conduct the businesses in which it is engaged, as described in the Registration Statement, the Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, the Securities or the Indenture, except to the extent that the failure to have such power or authority or the failure to perform its obligations under this Agreement, the Securities or the Indenture would not have a Material Adverse Effect.

(f)              The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except to the extent that enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Bankruptcy Exceptions”).

(g)              This Agreement has been duly authorized, executed and delivered by the Company. The Indenture has been duly qualified under the Trust Indenture Act, and the Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions.

(h)              Each of the Seventh Supplemental Indenture, Eighth Supplement Indenture and Ninth Supplemental Indenture has been duly authorized by the Company and, at the Closing Date, will have been executed and delivered by the Company and, assuming due authorization, execution and delivery of each Supplemental Indenture by the Trustee, will at the Closing Date constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy Exceptions.

(i)              The Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(j)              Neither the Company nor any of its Significant Subsidiaries is in violation of its respective constituent documents, charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness to the Company and its subsidiaries, taken as a whole, or in any other agreement, indenture or instrument to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound, except for any such violation or default in the performance of an obligation, agreement, covenant or condition that would not have a Material Adverse Effect.

(k)              The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except those that have been previously received from applicable governmental authorities and as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the constituent documents, charter or by-laws of the Company or any of its Significant Subsidiaries or any material indenture, agreement, or other instrument to which it or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its Significant Subsidiaries or their respective property, except for except for any such conflict, default, breach or violation which would not have (a) a material adverse effect on the transactions contemplated hereby or (b) a Material Adverse Effect.

(l)              Except as otherwise set forth in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending to which the Company or any Significant Subsidiary is a party or of which any property or assets of any of them is the subject that, if determined adversely to it, are likely, individually or in the aggregate, to have a Material Adverse Effect or could materially adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder, and, to the best of the knowledge of the Company, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

(m)         Ernst & Young Ltd, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(n)              Under the laws of Switzerland, the obligations of the Company under the Securities will rank pari passu without any preference among themselves. In the event of the Company’s winding-up or administration, the Securities will rank pari passu with all of the Company’s other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

(o)              Under the laws of Switzerland, the Company has no right of immunity, on the grounds of sovereignty or otherwise.

(p)              The statements set forth in the Disclosure Package and the Prospectus as amended or supplemented under the caption “Description of Debt Securities We May Offer,” as supplemented by the statements under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “U.S. Tax Considerations,” “Tax Considerations under the Laws of Switzerland,” “U.K. Tax Considerations” and “Supplemental Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are, in all material respects, accurate, complete and fair.

(q)              The annual and interim consolidated financial statements of the Company and its consolidated subsidiaries, included or incorporated by reference in the Disclosure Package and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries on the basis stated therein as of the dates indicated and the results of its operations for the periods specified; and such statements and related schedules and notes have been prepared in accordance with International Financial Reporting Standards applicable to the Company consistently applied throughout the periods involved, except as disclosed therein.

(r)              Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and Prospectus, (i) there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries that is material to the consolidated financial position of the Company; and (ii) there has been no change, or, to the best of the knowledge of the Company, any development involving a prospective change, in or affecting the business, general affairs, management, consolidated financial position, consolidated shareholders’ equity or consolidated results of operations of the Company, except as set forth or contemplated in the Disclosure Package and the Prospectus that has had, or is likely to have, a Material Adverse Effect.

(s)              The Company is not, and will not be after giving effect to the consummation of the transactions contemplated by this Agreement, including the application of the net proceeds from the sale of the Securities, required to register as an “investment company” under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)              The Company does not believe that it was a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and does not expect to become a PFIC.

(u)              All payments to be made under this Agreement to the Underwriters and payments of interest and principal in respect of the Securities are not subject under the laws of Switzerland or any political subdivision or taxing authority thereof or therein to any withholdings or similar charges or deductions.

(v)              Any certificate signed by an officer of the Company or any of its subsidiaries (other than UBS Securities LLC acting in its capacity as Representative) and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

7.                  Representations and Warranties of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act without the prior consent of the Company and UBS Securities LLC or as permitted in Section 5(e) above and that Schedule II hereto is a complete list of any free writing prospectuses for which the Underwriters have received such consent.

8.                Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

(i)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,
(ii)	against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

(iii)	against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative (subject to Section 8(c)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, except, in each case, insofar as such loss, liability, claim, damage and expense arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (each as amended or supplemented, if applicable), or arises out or is based upon of any omission or alleged omission to state a material fact in Registration Statement, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary to make such information not misleading, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b).

(b)              Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors or executive board members and each of its officers who signs the Registration Statement and each person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever as incurred, to the same extent as the foregoing indemnity from the Company to each Underwriter described in Section 8(a) but only to the extent such loss, liability, claim, damage and expense arises out of or is based upon information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto). The Representative confirms that the (i) Underwriters' names on the front cover page, Page S-37 and the back cover page , (ii) the third paragraph appearing under the caption “Supplemental Plan of Distribution” on Page S-37, (iii) the paragraphs appearing under the caption “Supplemental Plan of Distribution—Stabilization Transactions and Short Sales” on Pages S-37 and S-38 and (iv) the second paragraph under the caption “Supplemental Plan of Distribution - Conflicts of Interest” on Page S-38 of the preliminary prospectus and the Prospectus were furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein.

(c)              In case any action shall be brought against any indemnified party based upon the Registration Statement, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus (each as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and with respect to which indemnity may be sought against the indemnifying party, such indemnified party shall promptly notify the indemnifying party in writing, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company, provided that, if it so elects by written notice delivered to such indemnified party within a reasonable time after receiving the aforesaid notice from such indemnified party, an indemnifying party, jointly with any other indemnifying party receiving such notice, may assume the defense thereof, unless such indemnified party reasonably objects to such assumption on the ground that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party. If an indemnifying party assumes the defense of such action, any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action shall be at the expense of such indemnified party. An indemnifying party may participate at its own expense in the defense of any such action, provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any one local counsel) separate from their own counsel for all indemnified parties in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of any separate firm for the Underwriters and persons who control any Underwriter, such firm shall be designated by the Representative. Subject to Section 8(d) below, the indemnifying party shall not be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)              If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) hereof effected without its written consent if: (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)              If the indemnification provided for in paragraphs (a), (b) and (c) of this Section 8 is held to be unenforceable by an indemnified party in respect of any losses, claims, damages, liabilities, expenses or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses but after deducting the total underwriting discounts and commissions received by the Underwriters) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective amount of Securities purchased by each of the Underwriters hereunder and not joint.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director or executive board member of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

9.                  Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

(a)              All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b)              The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Company, contemplated by the Commission.

(c)              The Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(d)              There shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or consolidated results of operations of the Company and its subsidiaries considered as one enterprise.

(e)              Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating assigned to any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

(f)              The Representative shall have received on the Closing Date an opinion (reasonably satisfactory to the Representative and counsel for the Underwriters, as applicable), dated the Closing Date, of Homburger AG, Swiss counsel for the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

(g)              The Representative shall have received on the Closing Date an opinion and disclosure letter (reasonably satisfactory to the Representative and counsel for the Underwriters, as applicable), dated the Closing Date, of Sullivan & Cromwell LLP, United States counsel for the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

(h)             The Representative shall have received on the Closing Date an opinion (reasonably satisfactory to the Representative and counsel for the Underwriters, as applicable), dated the Closing Date, of Sullivan & Cromwell LLP, English counsel for the Company. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

(i)              The Representative shall have received on the Closing Date, an opinion and disclosure letter, dated the Closing Date, of Davis Polk & Wardwell LLP, United States counsel for the Underwriters, covering such matters as the Representative may request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and may contain other customary or appropriate assumptions and qualifications.

(j)              The Representative shall have received on the Closing Date, an opinion, dated the Closing Date, of Davis Polk & Wardwell LLP, English counsel for the Underwriters, covering such matters as the Representative may request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and may contain other customary or appropriate assumptions and qualifications.

(k)              The Representative shall have received letters on and as of the date hereof and on and as of the Closing Date, in form and substance satisfactory to the Representative, from Ernst & Young Ltd, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, any preliminary prospectus and the Prospectus, including reports incorporated by reference therein.

(l)              The Representative shall have received on the Closing Date a written certificate of an executive officer of the Company (reasonably satisfactory to the Representative and counsel for the Underwriters, as applicable) stating that (a) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or consolidated results of operations of the Company and its subsidiaries considered as one enterprise, (b) the representations and warranties of the Company in Section 6 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (c) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(m)          The Company shall not have failed at or prior to the Closing Date to perform or comply in all material respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

10.              Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution of this Agreement.

This Agreement may be terminated at any time prior to the Closing Date by the Representative by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus and since the Time of Sale, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole or the earnings, affairs, or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in the judgment of the Representative (after discussion with the Company to the extent practicable), make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, or in Switzerland declared by Swiss authorities, (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in in the international financial markets or financial markets of the United States that is material and adverse and would, in the judgment of the Representative (after discussion with the Company to the extent practicable), make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (iv) the suspension or material limitation of trading in securities generally, or in the securities of the Company listed, on the SIX Swiss Exchange, New York Stock Exchange, the NYSE American or The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required on any such exchange or (v) a material disruption in securities settlement in the United States or Europe that makes it impracticable to deliver the Securities in the manner contemplated by the Prospectus.

11.              Default of One or More Managers. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase and pay for any of the Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities set forth opposite its name in Schedule I bears to the total principal amount of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Representative may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to the Representative and the Company for purchase of such Securities are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

12.              No Agency or Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company acknowledges that none of the activities of the Underwriters in connection with the offering of the Securities constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to the Company.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13.              UK MiFIR Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(i)	UBS AG London Branch (the “UK Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the preliminary prospectus or the Prospectus in connection with the Securities; and

(ii)	The Underwriters subject to the UK MiFIR Product Governance Rules note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer and the related information set out in the preliminary prospectus or the Prospectus in connection with the Securities.

14.              Selling Restrictions. Each of the Underwriters represents, warrants and undertakes to comply with the selling restrictions as set out in Schedule III.

15.              Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)              In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.              Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to UBS AG, Bahnhofstrasse 45 8001 Zurich Switzerland, Attention: Group Treasury, and (b) if to any Underwriter, to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate; or in any case to such other address as the person to be notified may have requested in writing. Any such notice shall be effective upon receipt thereof.

17.              Representations and Indemnities to Survive. The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

18.              Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated by the Representative because of any failure of the Company to satisfy any of the conditions set forth in Section 9 of this Agreement, the Company agrees to reimburse the several Underwriters for all documented out-of-pocket expenses (including the reasonable fees and disbursements of counsel to the Underwriters) reasonably incurred by them.

19.              Payment of Expenses. The Company shall pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Prospectus, each preliminary prospectus and all amendments and supplements to any of them prior to or during the Prospectus Delivery Period, any Issuer Free Writing Prospectus and the Disclosure Package, (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the Prospectus Delivery Period, (iii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (iv) filings and clearance with the Financial Industry Regulatory Authority, Inc. in connection with the offering, (v) furnishing such copies of the Registration Statement, the Disclosure Package, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (vi) the rating agencies in connection with the ratings of the Securities and (vii) the preparation, issuance, execution, authentication and delivery of the Securities and any expenses of the Trustee in connection therewith (including the reasonable fees and disbursements of counsel for the Trustee). Except as otherwise provided in this Section 19 and Section 18 of this Agreement, the Underwriters shall pay their own costs and expenses, including the fees and disbursements of counsel for the Underwriters.

20.              Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any director or officer of the Company referred to herein, any controlling persons referred to herein, any agent referred to herein, any affiliate referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

21.              Foreign Taxes. Any amounts payable to an Underwriter hereunder shall be payable free and clear of, and without deduction or withholding for or an account of, any and all present and future taxes, assessments or other governmental charges now or hereafter imposed or assessed by Switzerland or any political subdivision or taxing authority thereof or therein (“Foreign Taxes”). If Foreign Taxes are so levied or imposed, the Company agrees to pay such additional amounts (“Additional Amounts”) as may be necessary so that the amount due under this Agreement after withholding or deduction for or on an account of Foreign Taxes will not be less that the amount provided for herein; provided, however, the Company will not be required to make any payment of Additional Amounts to an Underwriter for or on account of (a) any such Foreign Taxes which would not have been so imposed but for the existence of an of any present or former connection between such Underwriter (or between a member or shareholder of such Underwriter) and Switzerland (or any political subdivisions or taxing authority thereof or therein) including, without limitation, such Underwriter (or such member or shareholder) being or having been a resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (b) any Foreign Taxes which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identify of the Underwriter, if such compliance is required by statute or by regulation of Switzerland or of any political subdivisions or taxing authority thereof or therein as a precondition to relief or exemption from such Foreign Taxes.

22.              Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between: (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order; and (ii) the rate of exchange at which a Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars. In the event that any such Underwriter, as a result of any variation as noted in (i) or (ii) above, recovers an amount of United States dollars on conversion of a sum paid in a judgment currency, which amount is in excess of the judgment or order given or made in United States dollars, such Underwriter shall remit such excess to the Company.

23.              Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof.

24.              Submission to Jurisdiction. Each of the parties hereto irrevocably: (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or Federal court located in the State of New York (a “New York Court”); (ii) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding; and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby that is instituted in any New York Court or in any competent court in Switzerland. The Company has appointed UBS AG, New York branch, with offices at 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Legal, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby that may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon such Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. The Company hereby consents to process being served by the Representative on them in any suit, action or proceeding relating to or arising from this Agreement by the mailing of a copy thereof by certified or registered mail to the address of the Company as it appears on the books and records of the Representative, and such service shall be effective thirty days after such mailing. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

25.              Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, OR RELATED TO, THIS AGREEMENT.

26.              Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Signature pages may be electronically executed and delivered, including by facsimile, any electronic method complying with the federal ESIGN Act (e.g., DocuSign) or by wet ink signature captured on a pdf email attachment, and any signature pages so executed and delivered shall be valid and binding for all purposes. The foregoing provision supersedes any other consent signed by the parties related to the electronic signature and delivery of this Agreement.

Please confirm that the foregoing correctly sets forth the agreement among the Company, acting through its London branch, and the several Underwriters.

Very truly yours,

UBS AG, acting through its London branch

By:	/s/ Daniel Taylor
	Name:	Daniel Taylor
	Title:	Associate Director

By:	/s/ Kevin Tillotson
	Name:	Kevin Tillotson
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

Accepted:

UBS SECURITIES LLC

Acting on behalf of itself and

the several Underwriters named in

Schedule I hereto

By:	/s/ Jay Anderson
	Name:	Jay Anderson
	Title:	Managing Director

By:	/s/ John Sciales
	Name:	John Sciales
	Title:	Director

UBS AG LONDON BRANCH

As UK Manufacturer

By:	/s/ Ben Novick
	Name:	Ben Novick
	Title:	Executive Director

By:	/s/ Robert Clark
	Name:	Robert Clark
	Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

$1,000,000,000 5.800% Fixed Rate Senior Notes due 2025

Underwriters	Principal Amount of Notes to be Purchased
UBS Securities LLC	$615,800,000
Barclays Capital Inc.	18,300,000
BBVA Securities Inc.	18,300,000
BMO Capital Markets Corp.	12,000,000
BNY Mellon Capital Markets, LLC	7,100,000
BofA Securities, Inc.	7,100,000
CIBC World Markets Corp.	12,000,000
Desjardins Securities Inc.	7,100,000
Deutsche Bank Securities Inc.	18,300,000
HSBC Securities (USA) Inc.	18,300,000
Huntington Securities, Inc.	7,100,000
J.P. Morgan Securities LLC	18,300,000
Morgan Stanley & Co. LLC	7,100,000
nabSecurities, LLC	18,300,000
National Bank of Canada Financial Inc.	7,100,000
Piraeus Bank S.A.	18,300,000
Rabo Securities USA, Inc.	18,300,000
RB International Markets (USA) LLC	18,300,000
RBC Capital Markets, LLC	7,100,000
Regions Securities LLC	7,100,000
Santander US Capital Markets LLC	18,300,000
Scotia Capital (USA) Inc.	7,100,000
SEB Securities, Inc.	18,300,000
SG Americas Securities, LLC	18,300,000
TD Securities (USA) LLC	12,000,000
Truist Securities, Inc.	7,100,000
U.S. Bancorp Investments, Inc.	7,100,000
Wells Fargo Securities, LLC	7,100,000
Academy Securities, Inc.	3,100,000
AmeriVet Securities, Inc.	3,100,000
Banco Comercial Português S.A.	3,100,000
Blaylock Van, LLC	3,100,000
Cabrera Capital Markets, LLC	3,100,000
CastleOak Securities, L.P.	3,100,000
China CITIC Bank International Limited	3,100,000
Drexel Hamilton, LLC	3,100,000
KBC Securities USA LLC	3,100,000
R. Seelaus, LLC	3,100,000
Roberts & Ryan, Inc.	3,100,000
The Korea Development Bank	3,100,000
Tigress Financial Partners LLC	3,100,000
Unicaja Banco S.A.	3,100,000
Total	$$1,000,000,000

$1,500,000,000 5.650% Fixed Rate Senior Notes due 2028

Underwriters	Principal Amount of Notes to be Purchased
UBS Securities LLC	$870,900,000
Barclays Capital Inc.	34,350,000
BBVA Securities Inc.	34,350,000
BMO Capital Markets Corp.	18,300,000
BNY Mellon Capital Markets, LLC	8,250,000
BofA Securities, Inc.	8,250,000
CIBC World Markets Corp.	18,300,000
Desjardins Securities Inc.	8,250,000
Deutsche Bank Securities Inc.	34,350,000
HSBC Securities (USA) Inc.	34,350,000
Huntington Securities, Inc.	8,250,000
J.P. Morgan Securities LLC	34,350,000
Morgan Stanley & Co. LLC	8,250,000
nabSecurities, LLC	34,350,000
National Bank of Canada Financial Inc.	8,250,000
Piraeus Bank S.A.	34,350,000
Rabo Securities USA, Inc.	34,350,000
RB International Markets (USA) LLC	34,350,000
RBC Capital Markets, LLC	8,250,000
Regions Securities LLC	8,250,000
Santander US Capital Markets LLC	34,350,000
Scotia Capital (USA) Inc.	8,250,000
SEB Securities, Inc.	34,350,000
SG Americas Securities, LLC	34,350,000
TD Securities (USA) LLC	18,300,000
Truist Securities, Inc.	8,250,000
U.S. Bancorp Investments, Inc.	8,250,000
Wells Fargo Securities, LLC	8,250,000
Academy Securities, Inc.	4,500,000
AmeriVet Securities, Inc.	4,500,000
Banco Comercial Português S.A.	4,500,000
Blaylock Van, LLC	4,500,000
Cabrera Capital Markets, LLC	4,500,000
CastleOak Securities, L.P.	4,500,000
China CITIC Bank International Limited	4,500,000
Drexel Hamilton, LLC	4,500,000
KBC Securities USA LLC	4,500,000
R. Seelaus, LLC	4,500,000
Roberts & Ryan, Inc.	4,500,000
The Korea Development Bank	4,500,000
Tigress Financial Partners LLC	4,500,000
Unicaja Banco S.A.	4,500,000
Total	$$1,500,000,000

$500,000,000 Floating Rate Senior Notes due 2025

Underwriters	Principal Amount of Notes to be Purchased
UBS Securities LLC	$307,900,000
Barclays Capital Inc.	9,150,000
BBVA Securities Inc.	9,150,000
BMO Capital Markets Corp.	6,000,000
BNY Mellon Capital Markets, LLC	3,550,000
BofA Securities, Inc.	3,550,000
CIBC World Markets Corp.	6,000,000
Desjardins Securities Inc.	3,550,000
Deutsche Bank Securities Inc.	9,150,000
HSBC Securities (USA) Inc.	9,150,000
Huntington Securities, Inc.	3,550,000
J.P. Morgan Securities LLC	9,150,000
Morgan Stanley & Co. LLC	3,550,000
nabSecurities, LLC	9,150,000
National Bank of Canada Financial Inc.	3,550,000
Piraeus Bank S.A.	9,150,000
Rabo Securities USA, Inc.	9,150,000
RB International Markets (USA) LLC	9,150,000
RBC Capital Markets, LLC	3,550,000
Regions Securities LLC	3,550,000
Santander US Capital Markets LLC	9,150,000
Scotia Capital (USA) Inc.	3,550,000
SEB Securities, Inc.	9,150,000
SG Americas Securities, LLC	9,150,000
TD Securities (USA) LLC	6,000,000
Truist Securities, Inc.	3,550,000
U.S. Bancorp Investments, Inc.	3,550,000
Wells Fargo Securities, LLC	3,550,000
Academy Securities, Inc.	1,550,000
AmeriVet Securities, Inc.	1,550,000
Banco Comercial Português S.A.	1,550,000
Blaylock Van, LLC	1,550,000
Cabrera Capital Markets, LLC	1,550,000
CastleOak Securities, L.P.	1,550,000
China CITIC Bank International Limited	1,550,000
Drexel Hamilton, LLC	1,550,000
KBC Securities USA LLC	1,550,000
R. Seelaus, LLC	1,550,000
Roberts & Ryan, Inc.	1,550,000
The Korea Development Bank	1,550,000
Tigress Financial Partners LLC	1,550,000
Unicaja Banco S.A.	1,550,000
Total	$$500,000,000

SCHEDULE II

Term Sheet

UBS AG, acting through its London Branch

$1,000,000,000 5.800% Fixed Rate Senior Notes due 2025

$1,500,000,000 5.650% Fixed Rate Senior Notes due 2028

$500,000,000 Floating Rate Senior Notes due 2025

Summary of Terms for Issuance

Issuer:	UBS AG, acting through its London branch
Trade Date:	September 5, 2023
Settlement Date: *	September 11, 2023 (T+4)
Ranking:	Senior unsecured
Expected Security Ratings: **	[Omitted]
$1,000,000,000 5.800% Fixed Rate Senior Notes due 2025
Security:	$1,000,000,000 5.800% Fixed Rate Senior Notes due 2025 (the “2025 Fixed Rate Notes”)
Principal Amount:	US$1,000,000,000
Net Proceeds to Issuer (before expenses):	US$997,940,000
Maturity Date:	September 11, 2025
Payment Frequency:	Semi-annually
Day Count/Business Day Convention:	30/360; Following, Unadjusted
Benchmark Treasury:	UST 5.000% Notes due 08/31/25

SII-1

Benchmark Treasury Price and Yield:	100-02 3/4; 4.953%
Spread to Benchmark Treasury:	+85 bps
Price to Public:	99.994% of principal amount
Interest Rate:	5.800%
Yield to Maturity:	5.803%
Interest Payment Dates:	Interest on the 2025 Fixed Rate Notes will be payable semi-annually in arrears on March 11 and September 11 in each year, from (and including) March 11, 2024 up to (and including) the applicable Maturity Date (each a “Fixed Rate Interest Payment Date”), provided that if any Fixed Rate Interest Payment Date would fall on a day that is not a Business Day (as defined below), the related payment of interest otherwise payable on such date shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Fixed Rate Interest Payment Date, and no interest shall accrue for the period from and after the Fixed Rate Interest Payment Date to such next succeeding Business Day.
Business Day:	The City of New York, New York and London, England
Optional Tax Redemption:	The Issuer may at its option redeem the 2025 Fixed Rate Notes at any time outstanding, in whole but not in part, on the occurrence of certain tax events, at an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to (but excluding) the redemption date.
CUSIP/ISIN:	902674ZV5 / US902674ZV55
Clearing and Settlement	DTC (and its participants, including Clearstream, Luxembourg and Euroclear)
$1,500,000,000 5.650% Fixed Rate Senior Notes due 2028
Security:	$1,500,000,000 5.650% Fixed Rate Senior Notes due 2028 (the “2028 Fixed Rate Notes”)
Principal Amount:	US$1,500,000,000
Net Proceeds to Issuer (before expenses):	US$1,494,690,000

SII-2

Maturity Date:	September 11, 2028
Payment Frequency:	Semi-annually
Day Count/Business Day Convention:	30/360; Following, Unadjusted
Benchmark Treasury:	UST 4.375% Notes due 08/31/28
Benchmark Treasury Price and Yield:	100-00+; 4.371%
Spread to Benchmark Treasury:	+128 bps
Price to Public:	99.996% of principal amount
Interest Rate:	5.650%
Yield to Maturity:	5.651%
Interest Payment Dates:	Interest on the 2028 Fixed Rate Notes will be payable semi-annually in arrears on March 11 and September 11 in each year, from (and including) March 11, 2024 up to (and including) the applicable Maturity Date (each a “Fixed Rate Interest Payment Date”), provided that if any Fixed Rate Interest Payment Date would fall on a day that is not a Business Day (as defined below), the related payment of interest otherwise payable on such date shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the Fixed Rate Interest Payment Date, and no interest shall accrue for the period from and after the Fixed Rate Interest Payment Date to such next succeeding Business Day.
Business Day:	The City of New York, New York and London, England
Optional Tax Redemption:	The Issuer may at its option redeem the 2028 Fixed Rate Notes at any time outstanding, in whole but not in part, on the occurrence of certain tax events, at an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to (but excluding) the redemption date.
CUSIP/ISIN:	902674ZW3 / US902674ZW39
Clearing and Settlement	DTC (and its participants, including Clearstream, Luxembourg and Euroclear)

SII-3

$500,000,000 Floating Rate Senior Notes due 2025
Security:	$500,000,000 Floating Rate Senior Notes due 2025 (the “Floating Rate Notes”)
Principal Amount:	US$500,000,000
Net Proceeds to Issuer (before expenses):	US$499,000,000
Maturity Date:	September 11, 2025
Payment Frequency:	Quarterly
Day Count/Business Day Convention:	Actual/360; Modified Following, Adjusted
Price to Public:	100.00% of principal amount
Interest Rate:	For each Floating Rate Interest Period (as defined below), the Reference Rate (as defined below) for such Floating Rate Interest Period, plus the Margin (as defined below), subject to a minimum rate of 0.00%.
Reference Rate:	Compounded Daily SOFR (as defined and determined as described under “Description of Notes – Interest – Calculation of Compounded Daily SOFR” in the preliminary prospectus supplement to which this communication relates) as determined by the Calculation Agent on the applicable Interest Determination Date (as defined below) for each quarterly Floating Rate Interest Period.
Calculation Agent:	U.S. Bank Trust National Association, or its successor appointed by the Issuer
Margin:	+ 93 bps
Floating Rate Interest Payment Dates:	Interest on the Floating Rate Notes will be payable quarterly in arrears on March 11, June 11, September 11 and December 11 in each year, from (and including) December 11, 2023 up to (and including) the Maturity Date (each a “Floating Rate Interest Payment Date”), provided that if any Floating Rate Interest Payment Date, other than the Maturity Date, would fall on a day that is not a Business Day (as defined below), the Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Interest Payment Date will be the immediately preceding Business Day.

SII-4

Floating Rate Interest Periods:	The period beginning on, and including, a Floating Rate Interest Payment Date (or, in the case of the first Floating Rate Interest Period, the Issue Date) and ending on, but excluding, the next succeeding Floating Rate Interest Payment Date (or, in the case of the redemption or acceleration of the Floating Rate Notes, the relevant date of redemption or acceleration.
Interest Determination Date	With respect to any Floating Rate Interest Period, the “Interest Determination Date” shall be the date falling two U.S. Government Securities Business Days (as defined below) prior to the applicable Floating Rate Interest Payment Date (or, in the case of the redemption or acceleration of the Floating Rate Notes, prior to the relevant date of redemption or acceleration).
Observation Period:	In respect of each Floating Rate Interest Period, the period from (and including) the date falling two U.S. Government Securities Business Days prior to the first day of such Floating Rate Interest Period to (but excluding) the Interest Determination Date relating to such Floating Rate Interest Period.
U.S. Government Securities Business Day:	Any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Business Day:	The City of New York, New York and London, England
Optional Tax Redemption:

The Issuer may at its option redeem the Floating Rate Notes at any time outstanding, in whole but not in part, on the occurrence of certain tax events, at an amount equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to (but excluding) the redemption date.

CUSIP/ISIN:	902674ZX1 / US902674ZX12
Clearing and Settlement	DTC (and its participants, including Clearstream, Luxembourg and Euroclear)
OTHER INFORMATION
Sole Book-Running Manager:	UBS Securities LLC
Joint Lead Underwriters:	Barclays Capital Inc.

SII-5

BBVA Securities Inc.

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

BofA Securities, Inc.

CIBC World Markets Corp.

Desjardins Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Huntington Securities, Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

nabSecurities, LLC

National Bank of Canada Financial Inc.

Piraeus Bank S.A.

Rabo Securities USA, Inc.

RB International Markets (USA) LLC

RBC Capital Markets, LLC

Regions Securities LLC

Santander US Capital Markets LLC

Scotia Capital (USA) Inc.

SEB Securities, Inc.

SG Americas Securities, LLC

TD Securities (USA) LLC

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Lead Underwriters:

Academy Securities, Inc.

AmeriVet Securities, Inc.

Banco Comercial Português S.A.

Blaylock Van, LLC

Cabrera Capital Markets LLC

CastleOak Securities, L.P.

China CITIC Bank International Limited

Drexel Hamilton, LLC

KBC Securities USA LLC

R. Seelaus & Co., LLC

Roberts & Ryan, Inc.

The Korea Development Bank

Tigress Financial Partners LLC

Unicaja Banco S.A.

Additional Item: UBS Securities LLC expects to purchase approximately $25 million aggregate principal amount of 2028 Fixed Rate Notes in the open market in connection with stabilization activities.

*Note: Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the second business day before delivery will be required by virtue of the fact that the notes initially will settle in four business days to specify alternative settlement arrangements to prevent a failed settlement.

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

SII-6

UBS AG has filed a registration statement (including a prospectus and preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents UBS AG has filed with the SEC and incorporated by reference in such documents for more complete information about UBS AG and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a copy of these documents by contacting UBS Securities LLC toll-free at (888) 827-7275.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SII-7

SCHEDULE III

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The Notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”).

For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
(ii)	a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.
(iii)	not a qualified investor as defined in the Prospectus Regulation.

For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Prohibition of Sales to UK Retail Investors

The Notes may not be offered, sold or otherwise made available to any retail investor in the UK.

For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or
(ii)	a customer within the meaning of the provisions of the Financial Services and Markets Act (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

For the purposes of this provision, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.